Exhibit 99.1

XTI Aerospace Reports Third Quarter 2026 Results

FORT LAUDERDALE, Fla., Nov. 12, 2026 /PRNewswire/ -- XTI Aerospace, Inc. (Nasdaq: XTIA) (“XTI Aerospace,” “XTI,” or the “Company”), parent company of Drone Nerds, LLC, (“Drone Nerds”), a leading drone solutions platform serving commercial, enterprise and government customers, today announced financial results for its third quarter ended September 30, 2026, and reiterated its outlook for 2026.

2026 Third Quarter Highlights (Inpixon results excluded and reflected in discontinued operations):

●	Revenue of $35.3 million, up 8.8% sequentially from the second quarter 2026 and up 46.1% from third quarter 2025 proforma revenue, partially driven by September demand ahead of Section 232 tariffs implemented this year

●	Gross profit of $7.7 million

●	Gross profit as a percentage of revenue of approximately 21.7%, inclusive of one-time benefits, primarily relating to tariff recoveries. Excluding the nonrecurring amounts, the gross profit margin was 16.0%.

●	G&A reduced to 29.2% of sales from 39.2% in the first six months of 2026. Cost realignment initiatives included a reduction in corporate and development-division headcount, consolidation of office footprint, and termination of non-core consulting, vendor and software contracts

●	Adjusted EBITDA of $1.6 million compared to negative $4.9 million in the second quarter of 2026

“Our strategic pivot to focus on our Drone Nerds business is substantially complete,” said Jeremy Schneiderman, XTI Aerospace’s Interim Chief Executive Officer. “We have discontinued the operation of the XTI aircraft business, rightsized our corporate overhead and are focused on the significant opportunity in the commercial and enterprise drone market. We are uniquely positioned to help our customers manage their drone programs from aircraft payloads, software, fleet management and training, to service and repair.”

“We have continued to strengthen our product offerings over the last several months, adding pressure washing, airport detection and first responder programs to our portfolio. The growth opportunities we see across our portfolio combined with continued disciplined expense management is expected to lead to the transition to positive ongoing operating cash flows during the fourth quarter of 2026.”

2026 Financial Outlook and Guidance:

●	Full year 2026 revenue of $125 million to $130 million

●	Full year 2026 gross profit as a percentage of revenue of 17 percent to 19 percent

The Company’s outlook assumes, among other things, continued access to its asset-based credit facility and no material further changes in tariff policy, and is subject to the risks described below under “Cautionary Statement Regarding Forward-Looking Statements.”

2026 Third Quarter and Recent Events:

●	Announced partnership with AirSight, a drone detection and airspace security software solutions provider, to expand Drone Nerds’ drone detection offerings within its enterprise solutions portfolio

●	Introduced ABZ Innovation C30 High-Pressure Cleaning Drone to its Enterprise Portfolio

●	Launched its Drone as First Responder (DFR) program, Evolver DFR, which gives police, fire, and emergency agencies everything they need to confidently send a drone to an emergency call

●	Appointed Dr. Allan Evans as Chairman of the Board of Directors and Jeremy Schneiderman as Interim CEO

Liquidity and Reduction of Corporate Expenses

As of September 30, 2026, the Company had $5.7 million of unrestricted cash and cash equivalents and $11.9 million of remaining availability on the borrowing base under its credit facility at Drone Nerds.

During the second and third quarters the Company took significant action to reduce its corporate and ADS headcount and related compensation, to consolidate its office footprint, and to terminate non-core consulting, vendor and software contracts. Average monthly operating cash outflows of the Company’s ADS and corporate operations (excluding Drone Nerds) during the third quarter were approximately $1.1 million per month, down approximately 42% from the second quarter, and 62% from the first quarter.

The Company has also recently restructured $4.7 million of promissory notes, which had previously been in default and also secured a cross-default waiver from JPMorgan Chase Bank, N.A. on our revolving credit facility.

Unaudited Supplemental Combined Financial Information

For purposes of this release, references to “supplemental combined” financial information refer to the unaudited supplemental combined financial information described below.

The Company has provided unaudited supplemental financial information of the combined company in this press release. The following financial information combines XTI and Drone Nerds historical operating results as if the businesses had been operated together on a combined basis during prior periods. This financial information is intended to illustrate the current operating footprint of the Company following the acquisition of Drone Nerds and divestiture of the Company’s Industrial IoT / Real-Time Location Systems business.

The unaudited supplemental combined financial information is not “pro forma” financial information as that term is used in Article 11 of Regulation S-X. The unaudited supplemental combined financial information was not prepared in accordance with Article 11 of Regulation S-X and differs from the unaudited pro forma condensed combined financial information included in the Current Report on Form 8-K/A filed with the SEC on February 9, 2026 (the “Pro Forma 8-K Filing”), which was prepared in accordance with Article 11 of Regulation S-X and presented the year ended December 31, 2024 and the nine months ended September 30, 2025, which includes the 2025 periods shown in this press release, but did not present those periods separately. The unaudited supplemental combined financial information was not prepared in accordance with Article 11 of Regulation S-X and is presented for illustrative purposes to assist investors in understanding the operational performance of the combined business, timing and operational impact of the acquisition, and integration of the combined business, and should not be considered a substitute for the pro forma financial information included in the Company’s prior filings prepared in accordance with Article 11 of Regulation S-X.

Consequently, the unaudited supplemental combined financial information is intentionally different from, but does not supersede, the pro forma financial information set forth in the Pro Forma 8-K Filing or the pro forma financial information set forth in the Company’s most recent annual report on Form 10-K.

In addition, the unaudited supplemental combined financial information does not purport to indicate the results that actually would have been obtained had the companies been operated together during the periods presented, or which may be realized in the future. The unaudited supplemental combined financial information has no impact on XTI’s or Drone Nerds’ previously reported consolidated balance sheets or statements of operations, cash flows or equity.

XTI Aerospace, Inc. and Subsidiaries Pro Forma(1) Combined Financial Data (Unaudited)

	Three Months Ended September 30,		$	%
(in thousands, except percentages)	2026	2025	Change	Change
Revenues	$35,314	$24,164	$11,150	46%
Cost of revenues	27,637	19,133	8,504	44%
Gross profit	7,677	5,031	2,646	53%
Operating expenses	12,675	17,189	(4,514)	(26)%
Loss from operations	(4,998)	(12,158)	7,160	(59)%
Other expense, net	31,673	1,034	30,639	2963%
Income tax expense	—	—	—	—%
Pro forma net income (loss) from continuing operations	$26,675	$(11,124)	$37,799	(340)%

(1)	For information on unaudited supplemental combined financial information presented, see the section titled “Unaudited Supplemental Combined Financial Information” in this press release.

The unaudited supplemental combined financial information excludes non-recurring transaction-related costs associated with the Drone Nerds acquisition.

Conference Call

The Company will host a live webcast on Thursday, November 12, 2026 at 4:30 PM ET, which will consist of a live question and answer session with Jeremy Schneiderman, Interim Chief Executive Officer and Brooke Turk, Chief Financial Officer.

Investors and analysts are invited to participate and may register in advance using this link: https://xti-aerospace-3q-2026-conference-call.open-exchange.net/. The registration link is also available in the “Investor Relations” section of the Company’s website under “IR News & Events.” Dial-in information will be included upon registration.

The replay of the event will be publicly available to all investors in the Investor Relations section, under “IR News & Events” section of the Company’s website at xtiaerospace.com following the conclusion of the question and answer session and will remain available for 30 days.

About XTI Aerospace, Inc.

XTI Aerospace, Inc. (“XTI”) (Nasdaq: XTIA) is focused on building a leading platform for commercial and government drone adoption in the growing unmanned aircraft systems (“UAS”) industry. Through its subsidiary, Drone Nerds, LLC, XTI supports enterprise and government customers in sectors including public safety, agriculture, construction, and energy across the drone program lifecycle, from hardware sourcing and deployment to training, service, repair, and the proprietary Always Flying™ program. Its established U.S. customer base and reputation as a trusted solutions provider position the company as a go-to-market partner for drone manufacturers and software developers seeking to scale in the domestic market.

For more information about XTI, please visit xtiaerospace.com and follow XTI on LinkedIn, Instagram, X, and YouTube.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release are forward-looking statements.

Forward-looking statements may be identified by words such as “believe,” “continue,” “could,” “would,” “will,” “expect,” “intend,” “plan,” “target,” “estimate,” “project,” or similar expressions. These statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied. Such risks include, but are not limited to, the Company’s ability to continue as a going concern, the Company’s ability to maintain the listing of its common stock on Nasdaq, the impact of Section 232 tariffs and other trade measures; pending regulatory inquiries and proceedings relating to the Company and its subsidiaries; potential conflicts of interest arising from its Interim Chief Executive Officer’s economic interest in the holders of its acquisition-related notes, market adoption, regulatory requirements, supply chain conditions, technological development, integration of the acquired businesses, the Company’s liquidity and ability to access additional capital on acceptable terms or at all, the Company’s stockholders’ equity and the sufficiency of its capital resources, and changes in applicable laws or regulations, customer demand variability and seasonal purchasing patterns, the Company’s ability to achieve projected gross margins and operating cost reductions, working capital timing and inventory management, the outcome of pending legal proceedings involving the Company and its subsidiaries, the Company’s ability to maintain relationships with key suppliers, restrictions and covenants under the Company’s ABL credit facility, risks related to the wind-down of the Company’s ADS division and the development of its ATM division, which has not generated revenues, and the potential for significant non-cash charges related to changes in the fair value of warrant liabilities as well as the other risks and uncertainties described in the Company’s filings with the SEC. The Company’s financial outlook and other projections in this press release are based on management’s current expectations and assumptions and are particularly subject to these risks. XTI undertakes no obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by applicable law. Readers are encouraged to review the risk factors described in XTI’s filings with the SEC, including its most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K and subsequent filings.

Non-GAAP Measures

This press release contains certain financial measures that are not recognized under generally accepted accounting principles in the United States (“GAAP”). XTI uses earnings before interest, income taxes, depreciation amortization (“EBITDA”) and Adjusted EBITDA and important supplemental measures of the Company’s operating performance.

A reconciliation of these non-GAAP measures to the most directly comparable GAAP measures for historical periods is provided in Schedule 1. As noted above under “2026 Financial Outlook and Guidance,” the Company is unable to provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain reconciling items, including, without limitation, changes in the fair value of warrant liability.

The Company’s 2026 financial outlook is based on management’s current expectations and assumptions regarding customer demand, product availability, gross margin trends, operating cost levels, and the timing of working capital normalization. These targets are forward-looking statements and are subject to the risks and uncertainties described below and in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including with respect to pending legal proceedings, liquidity, the Company’s capital structure and the other matters described under “Cautionary Statement Regarding Forward-Looking Statements” below.

The Company has not provided a reconciliation of forward-looking Adjusted EBITDA or other forward-looking non-GAAP measures to the most directly comparable GAAP financial measures because certain reconciling items, including changes in the fair value of warrant liability and other items, depend on future events outside the Company’s control and cannot be reasonably predicted or determined without unreasonable efforts. The variability of these items could have a significant and potentially unpredictable impact on future GAAP results.

Contacts:

General inquiries:

Email: contact@xtiaerospace.com
Web: https://xtiaerospace.com/contact

Investor Relations:

IR@xtiaerospace.com

XTI Aerospace, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
Revenues	$35,314	$—	$95,459	$—
Cost of Revenues	27,637	—	76,993	—
Gross Profit	7,677	—	18,466	—

Operating Expenses
Research and development	163	1,449	1,937	3,953
Sales and marketing	1,810	2,071	6,148	3,280
General and administrative	10,321	9,857	33,922	20,127
Merger and acquisition transaction costs	134	458	224	458
Amortization of intangible assets	247	8	705	24
Total Operating Expenses	12,675	13,843	42,936	27,842
Loss from Operations	(4,998)	(13,843)	(24,470)	(27,842)
Other Income (Expense)
Interest expense, net	(278)	(1)	(580)	(219)
Loss on extinguishment of debt	—	—	—	(421)
Warrant issuance expense	—	(785)	—	(6,580)
Change in fair value of warrant liability	32,023	2,151	18,989	(3,280)
Other	(72)	—	140	(349)
Total Other Income (Expense)	31,673	1,365	18,549	(10,849)

Income (Loss) from Continuing Operations Before Income Taxes	26,675	(12,478)	(5,921)	(38,691)
Income tax benefit	—	—	—	6
Net Income (Loss) from Continuing Operations, net of tax	26,675	(12,478)	(5,921)	(38,685)
Loss from operations of discontinued component, inclusive of tax	(100)	(968)	(4,952)	(8,491)
Net income (Loss)	26,575	(13,446)	(10,873)	(47,176)
Net income attributable to noncontrolling interest	573	—	1,149	—
Net Income (Loss) Attributable to XTI Aerospace, Inc.	26,002	(13,446)	(12,022)	(47,176)
Less: Preferred stock dividends	—	—	42	29
Net Income (Loss) Attributable to Common Stockholders	$26,002	$(13,446)	$(12,064)	$(47,205)

Net Income (Loss) Per Share – Basic:
Continuing operations	$0.68	$(0.57)	$(0.19)	$(3.55)
Discontinued operations	$—	$(0.04)	$(0.13)	$(0.78)
Net income (Loss) per share	$0.68	$(0.61)	$(0.32)	$(4.33)

Net Income (Loss) Per Share – Diluted:
Continuing operations	$0.19	$(0.57)	$(0.19)	$(3.55)
Discontinued operations	$—	$(0.04)	$(0.13)	$(0.78)
Net income (Loss) per share	$0.19	$(0.61)	$(0.32)	$(4.33)

Weighted Average Shares Outstanding, Basic	38,477,789	22,065,141	37,403,649	10,914,152
Weighted Average Shares Outstanding, Diluted	60,322,244	22,065,141	37,403,649	10,914,152

XTI Aerospace, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2026	December 31, 2025
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$5,657	$16,696
Accounts receivable, net	11,892	12,093
Inventories	17,807	15,400
Prepaid expenses and other current assets	5,552	3,989
Current assets of discontinued operations (Note 17)	—	3,645
Total Current Assets	40,908	51,823
Property and equipment, net	407	385
Operating lease right-of-use asset, net	1,341	2,965
Intangible assets, net	8,650	9,338
Goodwill	13,393	11,544
Note receivable	4,394	—
Other assets	778	403
Non-current assets of discontinued operations (Note 17)	—	4,788
Total Assets	$69,871	$81,246

XTI Aerospace, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2026	December 31, 2025
	(Unaudited)
Liabilities, Mezzanine Equity, and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable	$2,152	$5,212
Accrued expenses and other current liabilities	6,820	6,556
Customer deposits	2,689	3,071
Warrant liability	24,459	22,561
Operating lease obligation, current	635	550
Note payable - related party	450	—
Acquisition-related promissory note - related party, current	726	7,931
Asset-based revolving line of credit	5,928	—
Income tax payable	1,600	—
Current liabilities of discontinued operations (Note 17)	—	1,722
Total Current Liabilities	45,459	47,603
Note payable - related party	—	450
Operating lease obligation, noncurrent	736	2,427
Acquisition-related promissory note - related party, noncurrent	3,930	—
Other non-current liabilities	60	—
Non-current liabilities of discontinued operations (Note 17)	—	322
Total Liabilities	50,185	50,802
Commitments and Contingencies (Note 13)
Mezzanine Equity
Representative and placement agent warrants, net of issuance costs	2,701	2,701
Stockholders’ Equity
Preferred Stock - $0.001 par value; 5,000,000 shares authorized	—	—
Series 4 Convertible Preferred Stock - $0.001 par value; 10,415 shares authorized; 1 share issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Series 5 Convertible Preferred Stock - $0.001 par value; 12,000 shares authorized; 126 shares issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Series 9 Convertible Preferred Stock - $0.001 par value; 20,000 shares authorized; 0 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	—	—
Series 10 Convertible Preferred Stock - $0.001 par value; 25,000 shares authorized; 0 and 25,000 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	—	21,793
Common Stock - $0.001 par value; 500,000,000 shares authorized; 38,477,789 and 32,786,816 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	38	33
Additional paid-in capital	180,138	157,354
Accumulated other comprehensive income	—	881
Accumulated deficit	(174,345)	(162,323)
Total Stockholders’ Equity	5,831	17,738
Noncontrolling interest – Class B Units of XTI Drones Holdings, LLC	11,154	10,005
Total Equity	16,985	27,743
Total Liabilities, Mezzanine Equity, and Equity	$69,871	$81,246

XTI Aerospace, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
(amounts in thousands, unaudited)	2026	2025
Cash Flows Used in Operating Activities
Net loss	$(10,873)	$(47,176)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	163	103
Amortization of intangible assets	688	206
Amortization of right-of-use asset	560	100
Non-cash interest expense, net	31	145
Stock-based compensation	14,037	7,527
Impairment of goodwill	—	4,049
Impairment of intangible assets	—	631
Loss on extinguishment of debt	—	421
Warrant issuance expense	—	6,580
Change in fair value of warrant liability	(18,989)	3,280
Loss on sale of Inpixon division	831	—
Other	1	20
Changes in operating assets and liabilities:
Accounts receivable and other receivables	1,480	(1,293)
Inventories	(2,389)	1,016
Prepaid expenses and other current assets	(875)	101
Other assets	35	287
Accounts payable	(3,116)	(1,940)
Related party payables	—	(51)
Accrued expenses and other current liabilities	27	(4,600)
Customer deposits	(85)	336
Operating lease obligation	(529)	(98)
Net Cash Used in Operating Activities	(19,003)	(30,356)
Cash Flows Used in Investing Activities
Purchase of property and equipment	(228)	(126)
Net cash paid on disposal of the Inpixon Business	(694)	—
Net Cash Used in Investing Activities	(922)	(126)
Cash Provided by Financing Activities
Proceeds from the exercise of liability classified warrants	7,927	4,061
Proceeds from other debt	60	—
Payment of offering costs and commissions in connection with exercise of liability classified warrants	(488)	—
Net proceeds from sale of common stock and pre-funded warrants via public offerings	—	57,051
Net proceeds from ATM stock offering	—	1,667
Redemption of Series 9 preferred stock	—	(1,427)
Borrowings on Asset-Based Revolving Line of Credit (Drone Nerds)	89,456	—
Repayment of borrowings on Asset-Based Revolving Line of Credit (Drone Nerds)	(83,528)	—
Payment of debt issuance costs	(565)	—
Repayments of promissory notes - related party	(3,500)	(2,784)
Net Cash Provided by Financing Activities	9,362	58,568
Effect of Foreign Exchange Rate on Changes on Cash	20	7
Net (Decrease) Increase in Cash, Cash Equivalents and Restricted Cash	(10,543)	28,093
Cash, Cash Equivalents and Restricted Cash - Beginning of period	16,919	4,105
Cash, Cash Equivalents and Restricted Cash - End of period	$6,376	$32,198

XTI Aerospace, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended September 30,		$	%
(in thousands, except percentages)	2026	2025	Change	Change
Revenues	$35,314	$24,164	$11,150	46%
Cost of revenues	27,637	19,133	8,504	44%
Gross profit	7,677	5,031	2,646	53%
Operating expenses	12,675	17,189	(4,514)	(26)%
Loss from operations	(4,998)	(12,158)	7,160	(59)%
Other expense, net	31,673	1,034	30,639	2963%
Income tax expense	—	—	—	—%
Pro forma net income (loss) from continuing operations	$26,675	$(11,124)	$37,799	(340)%
Reconciliation of Pro Forma EBITDA and Pro Forma Adjusted EBITDA
Pro forma net loss from continuing operations	26,675	(11,124)
Interest expense, net	278	353
Income tax expense	—	—
Depreciation and amortization	281	262
Pro Forma EBITDA	$27,234	$(10,509)	$37,743	(359)%
Change in fair value of warrant liability	(32,023)	(2,151)
Severance and restructuring charges	817	—
Stock-based compensation expense	5,417	6,283
Selected charges that are unusual or non-recurring (1)	134	785
Pro Forma Adjusted EBITDA	$1,579	$(5,592)	$7,171	(128)%

Pro forma Margins:
Gross margin	22%	21%
Pro Forma Adjusted EBITDA Margin	4%	(23)%

(1)	Includes warrant issue expense, change in fair value of investment, loss on extinguishment of debt, and other adjustments that management believes are non-recurring.

XTI Aerospace, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Nine Months Ended September 30,		$
(in thousands, except percentages)	2026	2025	Change	Change*
Revenues	$95,459	$79,881	$15,578	20%
Cost of revenues	76,993	61,575	15,418	25%
Gross profit	18,466	18,306	160	1%
Operating expenses	42,936	37,979	4,957	13%
Loss from operations	(24,470)	(19,673)	(4,797)	24%
Other expense, net	18,549	(11,989)	30,538	(255)%
Income tax benefit	—	6	(6)	(100)%
Pro forma net loss from continuing operations	$(5,921)	$(31,656)	$25,735	(81)%
Reconciliation of Pro Forma EBITDA and Pro Forma Adjusted EBITDA
Pro forma net loss from continuing operations	(5,921)	(31,656)
Interest expense, net	580	1,434
Income tax benefit	—	(6)
Depreciation and amortization	831	781
Pro Forma EBITDA	$(4,510)	$(29,447)	$24,937	(85)%
Change in fair value of warrant liability	(18,989)	3,280
Severance and restructuring charges	1,171	—
Stock-based compensation expense	13,866	7,362
Selected charges that are unusual or non- recurring (1)	224	7,345 (1)
Pro Forma Adjusted EBITDA	$(8,238)	$(11,460)	$3,222	(28)%

Pro forma Margins:
Gross margin	19%	23%
Pro Forma Adjusted EBITDA Margin	(9)%	(14)%

(1)	Includes warrant issue expense, change in fair value of investment, loss on extinguishment of debt, and other adjustments that management believes are non-recurring.

Schedule 1
XTI Aerospace, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
(In thousands)
(Unaudited)

EBITDA and Adjusted EBITDA

XTI Aerospace defines EBITDA as net income (loss) before interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for certain items including, (i) non-cash stock-based compensation expense; (ii) severance and restructuring charges; (iii) change in the fair value of warrant liability; and (iv) selected charges that are unusual or non-recurring.

The Company believes that EBITDA and Adjusted EBITDA financial measures assist our board of directors, management, investors, and lenders in comparing our operating performance and establishing operational goals on a consistent basis across periods by removing the effects of our capital structure and other items that impact the comparability of financial results from period to period. We present EBITDA and Adjusted EBITDA because we believe they provide useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The most comparable GAAP financial measures, net income, and information reconciling the GAAP and non-GAAP financial measures are included in the table below:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Net income (loss) from continuing operations	$26,675	$(12,478)	$(5,921)	$(38,685)
Interest expense, net	278	1	580	219
Income tax benefit	—	—	—	(6)
Depreciation and amortization	281	24	831	66
EBITDA	$27,234	$(12,453)	$(4,510)	$(38,406)
Change in fair value of warrant liability	(32,023)	(2,151)	(18,989)	3,280
Severance and restructuring charges	817	—	1,171	—
Stock-based compensation expense	5,417	6,283	13,866	7,362
Selected charges that are unusual or non-recurring (1)	134	785	224	7,345
Adjusted EBITDA	$1,579	$(7,536)	$(8,238)	$(20,419)

(1)	Includes warrant issue expense, change in fair value of investment, loss on extinguishment of debt, and other adjustments that management believes are non-recurring.

SOURCE

XTI Aerospace, Inc.